Exhibit 99.1

Landmark Bancshares, Inc.

and Subsidiary

Consolidated Financial Statements

December 31, 2017 and 2016

(with Independent Auditor’s Report thereon)

Independent Auditor’s Report

To the Board of Directors and Stockholders

Landmark Bancshares, Inc. and subsidiary

Marietta, Georgia

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Landmark Bancshares, Inc. and subsidiary, which comprise the consolidated balance sheets as of December 31, 2017 and 2016, the related consolidated statements of earnings, comprehensive income, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Landmark Bancshares, Inc. and subsidiary as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Atlanta, Georgia

February 13, 2018

Landmark Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2017 and 2016

	2017	2016
Assets
Cash and due from banks	$9,628,507	15,086,909
Interest bearing deposits in other banks	14,923,662	37,638,022
Cash and cash equivalents	24,552,169	52,724,931
Investment securities available-for-sale	71,985,032	82,561,761
Other investments	2,273,600	1,560,400
Mortgage loans held for sale	981,147	1,412,786
Loans, net	461,946,690	374,737,790
Premises and equipment, net	7,779,013	12,548,477
Bank owned life insurance	5,701,773	5,555,350
Goodwill	5,576,880	5,576,880
Core deposit intangible	973,029	1,174,345
Accrued interest receivable and other assets	4,660,321	6,179,632
Receivable from sale of branch location	8,880,417	-
Total assets	$595,310,071	544,032,352
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing demand	$133,668,363	120,257,691
Interest-bearing demand	65,690,727	66,102,528
Money market and savings	143,828,271	135,472,704
Time	134,244,033	130,285,088
Total deposits	477,431,394	452,118,011
Securities sold under agreements to repurchase	1,017,331	1,327,023
Federal Home Loan Bank advances	40,000,000	25,000,000
Notes payable	3,900,000	10,500,000
Subordinated debentures	12,584,526	-
Accrued interest payable and other liabilities	1,939,803	3,295,015
Total liabilities	536,873,054	492,240,049
Commitments
Stockholders’ equity:
Common stock, $5.00 par value; authorized 10,000,000 shares; 4,313,495 shares issued	21,567,475	21,567,475
Additional paid-in capital	26,490,076	26,436,233
Retained earnings	16,798,265	10,347,048
Accumulated other comprehensive (loss) income	(503,699)	(643,353)
Treasury stock, at cost, 473,208 shares	(5,915,100)	(5,915,100)
Total stockholders’ equity	58,437,017	51,792,303
Total liabilities and stockholders’ equity	$595,310,071	544,032,352

See accompanying notes to consolidated financial statements.

Landmark Bancshares, Inc. and Subsidiary

Consolidated Statements of Earnings

For the Years Ended December 31, 2017 and 2016

	2017	2016
Interest income:
Interest and fees on loans	$23,425,412	19,616,763
Interest on taxable investment securities	1,254,943	1,173,718
Interest on non-taxable investment securities	449,002	412,822
Interest on deposits in other banks and federal funds sold	140,336	298,736
Total interest income	25,269,693	21,502,039
Interest expense:
Interest expense on deposits	2,792,720	2,465,928
Interest on other borrowings	1,083,817	518,269
Total interest expense	3,876,537	2,984,197
Net interest income	21,393,156	18,517,842
Provision for loan losses	2,500,000	1,250,000
Net interest income after provision for loan losses	18,893,156	17,267,842
Other income:
Service charges on deposit accounts	307,913	276,001
Gain on sale of investments	78,000	101,562
Mortgage banking services	908,752	1,186,177
Gain on sale of SBA loans	2,135,525	1,939,043
Gain (loss) on sale of premises and equipment	4,247,807	(38,452)
Net gain on sale and write down other real estate	-	140,632
Other	714,294	598,251
Total other income	8,392,291	4,203,214
Other expenses:
Salaries and employee benefits	10,688,959	9,350,637
Occupancy and equipment	1,196,655	1,189,671
Other	3,851,914	3,608,020
Total other expenses	15,737,528	14,148,328
Earnings before income tax expense	11,547,919	7,322,728
Income tax expense	4,332,956	2,482,819
Net earnings	$7,214,963	4,839,909

See accompanying notes to consolidated financial statements.

Landmark Bancshares, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2017 and 2016

	2017	2016
Net earnings	$7,214,963	4,839,909
Other comprehensive income (loss), net of income taxes:
Unrealized (losses) gains on securities available-for-sale:
Holding (losses) gains arising during period, net of tax $163,007 and $718,421, respectively	269,372	(1,187,202)
Reclassification adjustment for gains included in earnings, net of tax $29,406 and $38,289, respectively	(48,594)	(63,273)
Total other comprehensive income (loss)	220,778	(1,250,475)
Comprehensive income	$7,435,741	3,589,434

See accompanying notes to consolidated financial statements.

Landmark Bancshares, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2017 and 2016

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total

Balance, December 31, 2015	$21,567,475	26,395,483	6,236,247	607,122	-	54,806,327

Stock compensation expense	-	40,750	-	-	-	40,750

Purchase of treasury stock			-	-	(5,915,100)	(5,915,100)

Dividends paid	-	-	(729,108)	-	-	(729,108)

Change in unrealized gain/loss on investment securities available-for-sale, net of tax	-	-	-	(1,250,475)	-	(1,250,475)

Net earnings	-	-	4,839,909	-	-	4,839,909

Balance, December 31, 2016	21,567,475	26,436,233	10,347,048	(643,353)	(5,915,100)	51,792,303

Stock compensation expense	-	53,843	-	-	-	53,843

Dividends paid	-	-	(844,870)	-	-	(844,870)

Change in unrealized gain/loss on investment securities available-for-sale, net of tax	-	-	-	220,778	-	220,778

Reclassification adjustment for tax rate change	-	-	81,124	(81,124)	-	-

Net earnings	-	-	7,214,963	-	-	7,214,963

Balance, December 31, 2017	$21,567,475	26,490,076	16,798,265	(503,699)	(5,915,100)	58,437,017

See accompanying notes to consolidated financial statements.

Landmark Bancshares, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net earnings	$7,214,963	4,839,909
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation, amortization and accretion, net	1,596,699	1,555,053
Provision for loan losses	2,500,000	1,250,000
Stock option expense	53,843	40,750
Gain on sale of investments	(78,000)	(101,562)
Deferred income tax expense	2,000,577	150,561
Net (gain) loss on the sale of premises and equipment	(4,247,807)	38,452
Net gain on sale and write down of other real estate	-	(140,632)
Increase in cash surrender value of life insurance	(146,423)	(151,262)
Change in:
Loans held for sale	431,639	536,895
Accrued interest receivable and other assets	(614,867)	(69,686)
Accrued interest payable and other liabilities	(1,355,212)	962,444
Net cash provided by operating activities	7,355,412	8,910,922
Cash flows from investing activities :
Purchases of investment securities available-for-sale	(9,854,332)	(31,473,966)
Proceeds from maturities, calls and paydowns of investment securities available-for-sale	7,757,568	10,465,068
Proceeds from sales of investment securities available-for-sale	12,406,163	5,622,065
Proceeds from sales of other investments	459,000	39,300
Purchases of other investments	(1,172,200)	(84,000)
Net change in loans	(89,708,900)	(52,094,597)
Proceeds from sales of other real estate	-	3,206,485
Purchases of premises and equipment	(536,953)	(817,917)
Net cash used by investing activities	(80,649,654)	(65,137,562)
Cash flows from financing activities:
Net change in deposits	25,313,383	79,316,788
Net change in repurchase agreements	(309,692)	895,367
Repayment of notes payable	(6,600,000)	(300,000)
Proceeds from note payable	-	6,300,000
Proceeds from subordinated debentures	13,000,000	-
Offering costs on subordinated debentures	(437,341)	-
Repayment of FHLB advances	(65,800,000)	(5,000,000)
Proceeds from FHLB advances	80,800,000	5,000,000
Purchases of treasury stock	-	(5,915,100)
Dividends paid	(844,870)	(729,108)
Net cash provided by financing activities	45,121,480	79,567,947
Change in cash and cash equivalents	(28,172,762)	23,341,307
Cash and cash equivalents at beginning of year	52,724,931	29,383,624
Cash and cash equivalents at end of year	$24,552,169	52,724,931
Supplemental disclosures of cash flow information:
Cash paid for interest	$3,180,437	2,838,737
Cash paid for income taxes	$2,117,000	665,000
Noncash financing and investing activities:
Change in unrealized gain/loss on investment securities available-for-sale, net of tax	$220,778	(1,250,475)
Proceeds held in escrow received from sale of branch location	$8,880,417	-

See accompanying notes to consolidated financial statements.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies

Nature of Operations

Landmark Bancshares, Inc. (the “Company”) is a bank holding company whose business is conducted by its wholly owned subsidiary, First Landmark Bank (the “Bank”). The Company is subject to regulation under the Bank Holding Company Act of 1956.

Landmark Bancshares, Inc. was established as the holding company for the Bank effective July 1, 2016. Stockholders of the Bank received one share of stock in the holding company for each share of stock owned upon formation of the holding company and the holding company became the sole owner of the Bank.

The Bank is a community-oriented bank serving parts of the metropolitan Atlanta market whose main office is located in Marietta (Cobb County). The Bank also operates locations in Midtown, Atlanta and Sandy Springs, Georgia, which are in Fulton County. The Bank provides a full range of banking services to the metropolitan Atlanta area, including the origination and sale of loans partially guaranteed by the Small Business Administration. The Bank is primarily regulated by the Georgia Department of Banking and Finance (“DBF”) and its deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Bank undergoes periodic examinations by these regulatory agencies. The Bank also operates a correspondent mortgage lending division. These mortgage loans are primarily made to residents throughout the southeastern United States and are originated for sale in the secondary market to various national lenders.

Basis of Presentation

The accounting principles followed by the Company and the methods of applying these principles conform with accounting principles generally accepted in the United States of America (“GAAP”) and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with deferred tax assets, the recognition of which is based on future taxable income.

Subsequent Events

Management has evaluated subsequent events for potential recognition or disclosure in the financial statements through February 13, 2018, the date on which the financial statements were available to be issued.

Cash and Cash Equivalents

Cash equivalents include amounts due from banks, interest bearing deposits with banks and federal funds sold. Generally, federal funds are sold for one-day periods. Reserve requirements maintained in cash or with the Federal Reserve Bank totaled $0 and $7,276,000 at December 31, 2017 and 2016, respectively.

Investment Securities

The Company classifies its securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities for which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held to maturity are classified as available-for-sale. As of December 31, 2017 and 2016, all securities were classified as available-for-sale.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued

Investment Securities, continued

Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization of premiums and accretion of discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available-for-sale are excluded from earnings and are reported as a separate component of accumulated other comprehensive income in stockholders’ equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

Management evaluates investment securities for other-than-temporary impairment on a quarterly basis. A decline in the market value of any investment below cost that is deemed other-than-temporary is charged to earnings for the decline in value deemed to be credit related and a new cost basis in the security is established. The decline in value attributed to non-credit related factors is recognized in other comprehensive income.

Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Other Investments

Other investments include Federal Home Loan Bank (“FHLB”) stock and other stock that is not readily marketable. These investments are carried at cost.

Mortgage Loans Held for Sale

Mortgage loans held for sale are carried at the lower of aggregate cost or market value. The amount by which cost exceeds market value is accounted for as a valuation allowance. Changes in the valuation allowance are included in the determination of net earnings of the period in which the change occurs. At December 31, 2017 and 2016, there was no valuation allowance associated with mortgage loans held for sale.

Loans, Loan Fees and Interest Income on Loans

Loans are stated at the principal amount outstanding, net of the allowance for loan losses and unearned loan fees. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Generally, payments on nonaccrual loans are applied to principal. When a borrower has demonstrated the capacity to service the debt for a reasonable period of time, management may elect to resume the accrual of interest on the loan.

Loan fees, net of certain origination costs, are deferred and amortized over the lives of the respective loans.

Allowance for Loan Losses

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectability of the principal is unlikely. The allowance represents an amount which, in management’s judgment based on historical losses in the banking industry and on the current economic environment, will be adequate to absorb probable losses on existing loans that may become uncollectible. Loans deemed uncollectible are charged-off and deducted from the allowance and recoveries on loans previously charged-off are added back to the allowance.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued

Allowance for Loan Losses, continued

Management’s judgment in determining the adequacy of the allowance is based on evaluations of the collectability of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower’s ability to pay, overall portfolio quality, and review of specific problem loans.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, i.e. put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related asset. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs which do not improve or extend the useful life of the respective asset is charged to income as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment is:

Building (in years)	20	–	40
Building improvements (in years)	10	–	15
Computer software and equipment (in years)		3
Furniture, fixtures and equipment (in years)	3	-	10

Other Real Estate

Other real estate represents properties acquired through or in lieu of loan foreclosure and is initially recorded at fair value less estimated costs to sell. Any write-down to fair value at the time of transfer to other real estate is charged to the allowance for loan losses. Costs of improvements are capitalized, whereas costs relating to holding other real estate and subsequent adjustments to the value are expensed.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued

Business Combinations

The Company accounts for business combinations under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The Company recognizes the full fair value of the assets acquired and liabilities assumed and immediately expenses transaction costs. There is no separate recognition of the acquired allowance for loan losses on the acquirer’s balance sheet as credit-related factors are incorporated directly into the fair value of the net tangible and intangible assets acquired. If the amount of consideration exceeds the fair value of assets purchased less the fair value of liabilities assumed, goodwill is recorded. Alternatively, if the amount by which the fair value of assets purchased exceeds the fair value of liabilities assumed and consideration paid, a gain (“bargain purchase gain”) is recorded. Fair values are subject to refinement for up to one year after the closing date of an acquisition as information relative to closing date fair values becomes available. Results of operations of the acquired business are included in the statement of earnings from the effective date of the acquisition. Additional information regarding acquisitions is provided in Note 2.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over the fair value of the net assets purchased in business combinations. Goodwill is required to be tested annually for impairment or whenever events occur that may indicate that the recoverability of the carrying amount is not probable. In the event of impairment, the amount by which the carrying amount exceeds the fair value is charged to earnings. The Company performs its annual test for impairment in the fourth quarter of each year.

Intangible assets consist of core deposit premiums acquired in connection with business combinations and are based on the established value of acquired customer deposits. The core deposit premium is initially recognized based on a valuation performed as of the consummation date and is amortized over its estimated useful life. Amortization periods are reviewed annually in connection with the annual impairment testing of goodwill.

Purchased Loans

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. When the loans have evidence of credit deterioration since origination and it is probable at the date of acquisition that the Company will not collect all contractually required principal and interest payments, the difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is referred to as the non-accretable difference. The Company must estimate expected cash flows at each reporting date. Subsequent decreases to the expected cash flows will generally result in a provision for loan losses. Subsequent increases in expected cash flows result in a reversal of the provision for loan losses to the extent of prior provisions and adjust accretable discount if no prior provisions have been made. This increase in accretable discount will have a positive impact on interest income. In addition, purchased loans without evidence of credit deterioration are also handled under this method.

Securities Sold Under Repurchase Agreements

The Bank sells securities under agreements to repurchase. These repurchase agreements are treated as borrowings. The obligations to repurchase securities sold are reflected as a liability and the securities underlying the agreements are reflected as assets in the balance sheets.

Income Taxes

The Company uses the liability method of accounting for income taxes which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Additionally, this method requires the recognition of future tax benefits, such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(1)	Summary of Significant Accounting Policies, continued

Income Taxes, continued

In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company’s assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realization of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

The Company currently evaluates income tax positions judged to be uncertain. A loss contingency reserve is accrued if it is probable that the tax position will be challenged, it is probable that the future resolution of the challenge will confirm that a loss has been incurred, and the amount of such loss can be reasonably estimated.

Stock-Based Compensation

The Company accounts for its stock compensation plans using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

Treasury Stock

Treasury stock is accounted for by the cost method. Subsequent reissuances are accounted for at average cost.

Reclassifications

Certain amounts in the 2016 consolidated financial statements have been reclassified to conform with the 2017 presentation.

Comprehensive Income

The Company has elected to present comprehensive income in a separate statement of comprehensive income. Accumulated other comprehensive income includes the net of tax effect of unrealized gains (losses) on securities available-for-sale.

(2)	Business Combination, Goodwill and Intangible Assets

On October 20, 2014, the Bank completed its acquisition of Midtown Bank & Trust Company (“Midtown”), a bank headquartered in Atlanta, Georgia with another branch location in Sandy Springs, Georgia. Upon consummation of the acquisition, Midtown was merged with and into the Bank, with the Bank as the surviving entity in the merger. Midtown’s common shareholders were entitled to receive 0.89782 shares of the Bank’s common stock. The Bank paid cash for dissenting shareholders and cash in lieu of fractional shares totaling approximately $83,000 and issued 2,047,620 shares of the Bank’s common stock. Additionally, certain Midtown fully vested stock options were converted into stock options of the Bank. The aggregate estimated value of the consideration given was approximately $25,029,000. The Bank recorded approximately $5,577,000 of goodwill, which is nondeductible for tax purposes, as this acquisition was a nontaxable transaction.

The acquisition of Midtown was accounted for using the acquisition method of accounting in accordance with ASC 805, Business Combinations. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities is a complicated process involving significant judgment regarding methods and assumptions used to calculate estimated fair values.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(2)	Business Combination, Goodwill and Intangible Assets, continued

The following table presents changes in the carrying amount of the accretable yield on acquired loans for the years ended December 31, 2017 and 2016. The Bank had no acquisitions prior to the year ended December 31, 2014 (000’s).

	2017	2016
Balance, beginning of year	$1,435	2,200
Accretion	(896)	(867)
Net transfers from non-accretable difference to accretable yield	102	102
Balance, end of year	$641	1,435

As noted above, the Bank recorded goodwill of $5,577,000 associated with the Midtown acquisition. In addition to the goodwill, the Bank recorded a core deposit intangible asset of $1,611,000. The core deposit intangible asset is being amortized using a straight-line method over eight years. At December 31, 2017 and 2016, the gross amount of recorded core deposit intangibles was $1,611,000 with accumulated amortization of $638,000 and $437,000, respectively. The aggregate amount of amortization expense for intangible assets during 2017 and 2016 was approximately $201,000.

The estimated amortization expense for each of the next five years is as follows (000’s):

2018	201
2019	201
2020	201
2021	201
2022	168
$972

(3)	Investment Securities

Investment securities available-for-sale at December 31, 2017 and 2016 are as follows:

December 31, 2017:	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
State, county and municipals	$28,587,294	210,366	301,066	28,496,594
Mortgage-backed securities	44,076,029	139,977	727,568	43,488,438
	$72,663,323	350,343	1,028,634	71,985,032
December 31, 2016:
State, county and municipals	$33,306,106	193,391	550,702	32,948,795
Mortgage-backed securities	45,659,364	233,397	893,007	44,999,754
Corporate obligations	4,628,960	9,465	25,213	4,613,212
	$83,594,430	436,253	1,468,922	82,561,761

The following outlines the unrealized losses and fair value by investment category at December 31, 2017 and 2016.

	2017		2016
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
Unrealized loss for less than 12 months:
State, county and municipals	$4,838,665	57,148	15,874,081	550,702
Mortgage-backed securities	17,869,936	238,811	31,377,326	886,849
Corporate obligations	-	-	1,535,349	18,411
Total less than 12 months	22,708,601	295,959	48,786,756	1,455,962
Unrealized loss for more than 12 months:
State, county and municipals	6,075,678	243,918	-	-
Mortgage-backed securities	16,581,979	488,757	423,235	6,158
Corporate obligations	-	-	993,198	6,802
Total more than 12 months	22,657,657	732,675	1,416,433	12,960
	$45,366,258	1,028,634	50,203,189	1,468,922

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(3)	Investment Securities, continued

At December 31, 2017 and 2016, unrealized losses in the investment portfolio related to debt securities. The unrealized losses on the debt securities arose due to changing interest rates and market conditions and are considered to be temporary because of acceptable investment grades or the repayment sources of principal and interest are backed by government entities. At December 31, 2017, 24 of 59 municipals and 37 of 59 mortgage-backed securities contain unrealized losses. The Company does not intend to sell the investments and it is not likely that the Company will be required to sell the investments before recovery of their amortized cost basis, which may be at maturity.

The amortized cost and estimated fair value of securities available-for-sale at December 31, 2017, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Investment Securities with Maturities:	Amortized Cost	Estimated Fair Value
Within 1 year	$805,000	806,666
1 to 5 years	9,150,135	9,203,272
6 to 10 years	16,378,018	16,229,971
10 years or more	2,254,141	2,256,685
Mortgage-backed securities	44,076,029	43,488,438
	$72,663,323	71,985,032

Proceeds from sales of securities available-for-sale were $12,406,163 and $5,622,065 during 2017 and 2016, respectively. Gross gains of $78,000 and $101,562 were realized on those sales during 2017 and 2016, respectively. Securities with carrying values of approximately $20,092,000 and $28,584,000 at December 31, 2017 and 2016, respectively, were pledged to secure public deposits and other purposes required or permitted by law.

(4)	Loans

Major classifications of loans at December 31, 2017 and 2016 are summarized as follows:

	2017	2016
Commercial, financial and agricultural	$82,577,635	79,001,033
Real estate – mortgage	298,624,303	236,444,027
Real estate – construction	61,005,581	46,295,567
Consumer	27,032,614	19,841,343
	469,240,133	381,581,970
Less: Allowance for loan losses	5,061,804	4,971,098
Deferred loan fees	2,231,639	1,873,082
Net loans	$461,946,690	374,737,790

The Bank grants loans and extensions of credit to individuals and a variety of firms and corporations located primarily in metropolitan Atlanta, Georgia. A substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market. Loan performance is dependent upon the borrowers' businesses in this trade area and the real estate market.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(4)	Loans, continued

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2017 and 2016:

December 31, 2017:	Commercial, Financial and Agricultural	Real estate- Mortgage	Real estate- Construction	Consumer	Total
Balance, beginning of year	$1,613,209	2,294,141	846,467	217,281	4,971,098
Provisions charged to operating expense	2,283,911	265,249	(57,318)	8,158	2,500,000
Loans charged off	(2,500,000)	-	-	-	(2,500,000)
Recoveries	72,585	18,121	-	-	90,706
Balance, end of year	$1,469,705	2,577,511	789,149	225,439	5,061,804
Ending balance, individually evaluated for impairment	$-	-	-	-	-
Ending balance, collectively evaluated for impairment	$1,469,705	2,577,511	789,149	225,439	5,061,804
Loans:
Individually evaluated for Impairment	$3,535,607	829,909	-	-	4,365,516
Collectively evaluated for Impairment	$79,042,028	297,794,394	61,005,581	27,032,614	464,874,617
December 31, 2016:
Balance, beginning of year	$1,362,470	1,749,036	617,299	26,211	3,755,016
Provisions charged to operating expense	337,609	545,105	229,168	138,118	1,250,000
Loans charged off	(106,446)	-	-	-	(106,446)
Recoveries	19,576	-	-	52,952	72,528
Balance, end of year	$1,613,209	2,294,141	846,467	217,281	4,971,098
Ending balance, individually evaluated for impairment	$735,724	-	-	-	735,724
Ending balance, collectively evaluated for impairment	$877,485	2,294,141	846,467	217,281	4,235,374
Loans:
Individually evaluated for Impairment	$5,302,233	2,208,352	-	-	7,510,585
Collectively evaluated for Impairment	$73,698,800	234,235,675	46,295,567	19,841,343	374,071,385

The Bank individually evaluates material loans for impairment that are on nonaccrual status or are rated substandard (as described below). Additionally, all troubled debt restructurings are evaluated for impairment. A loan is considered impaired when, based on current events and circumstances, it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. Interest income on impaired loans is recognized using a cash basis method of accounting during the time within that period in which the loans were impaired.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(4)	Loans, continued

The following tables present impaired loans by class of loans as of December 31, 2017 and 2016:

December 31, 2017:	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
Impaired loans with related allowance:
Commercial, financial and agricultural	$-	-	-	-	-
Real estate-mortgage	-	-	-	-	-
Real estate-construction	-	-	-	-	-
Consumer	-	-	-	-	-
Impaired loans without related allowance:
Commercial, financial and agricultural	$3,535,607	3,535,607	-	4,539,118	333,514
Real estate-mortgage	829,909	829,909	-	834,930	-
Real estate-construction	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans:
Commercial, financial and agricultural	$3,535,607	3,535,607	-	4,539,118	333,514
Real estate-mortgage	829,909	829,909	-	834,930	-
Real estate-construction	-	-	-	-	-
Consumer	-	-	-	-	-
December 31, 2016:
Impaired loans with related allowance:
Commercial, financial and agricultural	$4,992,629	4,992,629	735,724	4,489,574	-
Real estate-mortgage	-	-	-	-	-
Real estate-construction	-	-	-	-	-
Consumer	-	-	-	-	-
Impaired loans without related allowance:
Commercial, financial and agricultural	$309,604	309,604	-	367,697
Real estate-mortgage	2,208,352	2,208,352	-	2,248,994	28,501
Real estate-construction	-	-	-	-	-
Consumer	-	-	-	-	-
Total impaired loans:
Commercial, financial and agricultural	$5,302,233	5,302,233	735,724	4,857,271	-
Real estate-mortgage	2,208,352	2,208,352	-	2,248,994	28,501
Real estate-construction	-	-	-	-	-
Consumer	-	-	-	-	-

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(4)	Loans, continued

The following tables present the aging of the recorded investment in past due loans and nonaccrual loans as of December 31, 2017 and 2016, by class of loans:

December 31, 2017:	30–59 Days Past Due	60-89 Days Past Due	>90 Days Past Due	Total Past Due	Current	Total	Non- Accrual
Commercial, financial, and agricultural	$-	-	-	-	82,577,635	82,577,635	3,157,507
Real estate-mortgage	901,186	39,465	-	940,651	297,683,652	298,624,303	-
Real estate-construction	175,448	-	-	175,448	60,830,133	61,005,581	271,899
Consumer	-	-	-	-	27,032,614	27,032,614	-
Total	$1,076,634	39,465	-	1,116,099	468,124,034	469,240,133	3,429,406
December 31, 2016:
Commercial, financial, and agricultural	$117,594	-	309,761	427,355	78,573,678	79,001,033	365,615
Real estate-mortgage	-	-	-	-	236,444,027	236,444,027	1,942,014
Real estate-construction	-	-	-	-	46,295,567	46,295,567	326,840
Consumer	-	-	-	-	19,841,343	19,841,343	-
Total	$117,594	-	309,761	427,355	381,154,615	381,581,970	2,634,469

There were no loans greater than 90 days past due and still accruing at December 31, 2017 or 2016.

The table below presents additional information on troubled debt restructurings including the number of loan contracts restructured and the pre-and post-modification recorded investment during the years ended December 31, 2017 and 2016. There were no troubled debt restructurings occurring in 2017 or 2016 that have subsequently defaulted.

	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
December 31, 2017
Real estate - mortgage	3	$9,282,013	6,455,245
December 31, 2016
Real estate - mortgage	4	$2,220,177	2,220,177

The Bank categorized loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis is performed on a continuous basis. The Bank uses the following definitions for its risk ratings:

Watch. Weakness exists that could cause future impairment, including the deterioration of financial ratios, past due status and questionable management capabilities. Collateral values generally afford adequate coverage, but may not be immediately marketable.

Substandard. Specific and well-defined weaknesses exist that may include poor liquidity and deterioration of financial ratios. The loan may be past due and related deposit accounts experiencing overdrafts. Immediate corrective action is necessary.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(4)	Loans, continued

Doubtful. Specific weaknesses characterized as Substandard that are severe enough to make collection in full unlikely. There is no reliable secondary source of full repayment.

Loss. Loans categorized as Loss have the same characteristics as Doubtful; however, probability of loss is certain. Loans classified as such are generally charged-off.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be Pass rated loans. As of December 31, 2017 and 2016, and based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

December 31, 2017:	Pass	Watch	Substandard	Total
Commercial, financial and agricultural	$72,505,787	6,536,240	3,535,608	82,577,635
Real estate-mortgage	291,929,373	5,865,021	829,909	298,624,303
Real estate-construction	60,830,133	-	175,448	61,005,581
Consumer	27,032,614	-	-	27,032,614
	$452,297,907	12,401,261	4,540,965	469,240,133
December 31, 2016:
Commercial, financial and agricultural	$71,515,295	2,183,349	5,302,389	79,001,033
Real estate-mortgage	229,972,727	4,875,016	1,596,284	236,444,027
Real estate-construction	45,694,009	354,500	247,058	46,295,567
Consumer	19,822,346	-	18,997	19,841,343
	$367,004,377	7,412,865	7,164,728	381,581,970

(5)	Premises and Equipment

Major classifications of premises and equipment are summarized as follows:

	2017	2016
Land	$1,185,617	4,725,617
Building and improvements	6,443,474	7,790,990
Leasehold improvements	261,742	198,742
Equipment and furniture	2,488,657	2,176,216
Computer equipment and software	919,896	763,358
	11,299,386	15,654,923
Less: accumulated depreciation and amortization	3,520,373	3,106,446
	$7,779,013	12,548,477

Depreciation and amortization expense was approximately $674,000 and $579,000 for the years ended December 31, 2017 and 2016, respectively. During 2017, the Bank sold a branch location resulting in a gain of approximately $4,248,000. Management of the Bank intends to consummate a Section 1031 exchange transaction that would defer the gain on the sale of this property for tax purposes. Accordingly, the proceeds received from the sale of this branch are held in escrow and are carried as receivable from sale of branch location in the accompanying consolidated balance sheet.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(6)	Deposits

The aggregate amount of time deposits, with a minimum denomination of $250,000, was approximately $59,571,000 and $54,599,000 at December 31, 2017 and 2016, respectively.

At December 31, 2017, the scheduled maturities of time deposits are as follows:

2018	$67,813,148
2019	27,828,212
2020	26,214,697
2021	6,446,259
2022	5,941,717
$134,244,033

(7)	Federal Home Loan Bank Advances

At December 31, 2017 and 2016, the Bank had total advances from the FHLB of $40,000,000 and $25,000,000, respectively. The available line of credit totaled $144,616,750 as of December 31, 2017 and $131,137,000 as of December 31, 2016, assuming there is available collateral. The advances are summarized as follows:

December 31, 2017:
Advance Date	Maturity Date	Call Date	Fixed Rate	Principal Balance

2/27/15	2/27/18	N/A	1.30%	$5,000,000
2/27/15	2/27/25	2/27/20	1.37%	5,000,000
2/27/15	2/27/30	2/27/19	1.62%	5,000,000
2/08/16	2/08/21	N/A	1.49%	5,000,000
8/21/17	8/21/24	8/21/20	1.52%	5,000,000
11/06/17	11/07/22	N/A	2.23%	5,000,000
12/29/17	1/29/18	N/A	1.41%	10,000,000
				$40,000,000
December 31, 2016:
11/06/12	11/06/17	N/A	1.01%	$5,000,000
2/27/15	2/27/18	N/A	1.30%	5,000,000
2/27/15	2/27/25	2/27/20	1.37%	5,000,000
2/27/15	2/27/30	2/27/19	1.62%	5,000,000
2/08/16	2/08/21	N/A	1.49%	5,000,000
				$25,000,000

At December 31, 2017 and 2016, the advances and a letter of credit described in Note 9 below are collateralized by loans and investment securities with an aggregate carrying value of approximately $79,320,000 and $67,188,000, respectively.

(8)	Subordinated Debentures

On June 29, 2017, the Company completed the private placement of $13,000,000 of unsecured 6.50% Fixed-to-Floating Rate Subordinated Notes due June 30, 2027 (the “Notes”). The Notes bear interest at a fixed rate of 6.50% per year from, and including June 29, 2017, to but excluding June 30, 2022. On June 30, 2022, the Notes convert to a floating rate equal to three-month LIBOR plus 467 basis points. The Notes may be redeemed by the Company after June 30, 2022. The Company incurred expenses associated with the offering totaling approximately $437,000.

(9)	Notes Payable

During 2010, the Bank completed financing related to the building of its main office in Marietta, Georgia. The Bank issued Industrial Development Revenue Bonds (the "Bonds") through the Development Authority of Cobb County. The $6,000,000 bond issuance was comprised of $3,000,000 in taxable bonds and $3,000,000 in tax-exempt bonds. The Bonds bear interest at a variable rate with

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(9)	Notes Payable, continued

interest payable monthly. The variable interest rate on the taxable bonds was 3.31% and 2.02% at December 31, 2017 and 2016, respectively. The variable interest rate on the tax-exempt bonds was 3.60% and 2.03% at December 31, 2017 and 2016, respectively. The variable rate can be converted to a fixed rate at the bondholder's option. The Bonds are secured by a letter of credit issued by the Federal Home Loan Bank of Atlanta in the amount of approximately $3,937,000. Sinking fund requirements on the Bonds were $300,000 per year beginning in February 2011 and ceasing in February 2030, at which time the Bonds will be paid in full.

During 2016, the Company borrowed $6,300,000 under a holding company loan. The note bears interest based on the London Interbank Offered Rate (“LIBOR”), which was 0.78% at December 31, 2016, plus a margin of 2.50% and is secured by the stock of the Bank. Beginning June 2017, principal payments of $650,000 are due annually until the note matures in June 2026. Interest payments at a rate of LIBOR + 2.50% are due every quarter until maturity. The Company and the Bank are subject to certain covenants, including minimum capital ratios, non-performing asset ratios, and levels of shareholders’ equity. As of December 31, 2016, management determined the Company and Bank are in compliance with all covenants. During June 2017, this note was paid in full.

(10)	Income Taxes

On December 22, 2017, the Tax Cuts and Job Act ("Tax Reform") was signed into law and impacts individuals, pass through entities and corporations. The Company is impacted by the corporation changes. The corporate tax rate remains unchanged for the year ended December 31, 2017, with the new corporate tax rate falling from a maximum 35% rate to 21% beginning in 2018. Current income tax expense is based on a tax rate of 34%; however, GAAP requires the deferred tax components to be recorded at the rate in which the differences are expected to reverse which impacts tax expense for the year ended December 31, 2017. Based on the new corporate tax rate of 21% for 2018 and forward, the deferred tax assets and liabilities were revalued at the new rate and the adjustment was recorded directly to earnings in the current year, including any impact associated with the deferred tax component of unrealized gains or losses on available-for-sale securities.

The Company recorded a reclassification entry of approximately $81,000 between accumulated other comprehensive income and retained earnings in order to correct the stranded amount associated with the true up of the net deferred asset on available-for-sale securities. The reclassification entry is reflected within the Statements of Changes in Stockholders' Equity.

The components of income tax expense for the years ended December 31, 2017 and 2016 are as follows:

	2017	2016
Current	$2,332,379	2,332,258
Deferred	1,753,164	150,561
Adjustment for enacted change in tax rate	247,413	-
Total income tax expense	$4,332,956	2,482,819

The difference between income tax expense and the amount computed by applying the statutory federal income tax rate to income before taxes for the years ended December 31, 2017 and 2016 is as follows:

	2017	2016
Pretax income at statutory rate	$3,926,292	2,489,728
State income tax expense, net	328,234	160,700
Tax exempt interest income	(143,919)	(132,517)
Adjustment for enacted change in tax rate	247,413	-
Other	(25,064)	(35,092)
	$4,332,956	2,482,819

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(10)	Income Taxes, continued

The following summarizes the components of the net deferred tax asset, which is included in other assets at December 31, 2017 and 2016.

	2017	2016
Deferred income tax assets:
Pre-opening expenses	$72,014	126,759
Net operating loss carryforward	1,555,244	2,539,450
Allowance for loan losses	606,804	567,144
Loan purchase accounting adjustments	329,786	807,046
Federal and state tax credits	101,872	106,001
Accrued compensation	173,632	261,730
Unrealized loss on investment securities available-for-sale	174,592	389,316
Other	143,739	140,450
Total deferred income tax assets	3,157,683	4,937,896
Deferred income tax liabilities:
Premises and equipment	499,254	921,350
Intangible assets	250,458	445,781
Deferred gain on branch sale	1,210,059	-
Gain on SBA loans	357,399	391,041
Securities purchase accounting adjustment	111,678	235,588
Total deferred income tax liabilities	2,428,848	1,993,760
Net deferred income tax asset	$728,835	2,944,136

As of December 31, 2017, the Company has net operating loss carryforwards totaling approximately $5,795,000 for federal taxes and $7,136,000 for state taxes that will begin to expire in 2029, unless previously utilized. The federal operating loss carryforwards are subject to limitation under Internal Revenue Code §382, but are expected to be utilized within the carryforward period. A majority of the state net operating loss carryforwards are also subject to limitation under Internal Revenue Code §382. These net operating losses are also expected to be utilized during the carryforward period.

(11)	Stockholders’ Equity

Stock Option Plan

The Company adopted Stock Incentive Plans in 2015 and 2008 (the “Stock Incentive Plans”) covering up to 450,000 shares of the Company’s common stock. The Stock Incentive Plans are administered by a committee of the Board of Directors and provide for the granting of shares of common stock, options to purchase shares of common stock and other stock-based incentives to officers, directors and key employees of the Company. The exercise price of each option granted under the Stock Incentive Plans will not be less than the fair market value of the shares of common stock subject to the option on the date of grant as determined by the Board of Directors. Options are exercisable in whole or in part upon such terms as may be determined by the committee, and are exercisable no later than ten years after the date of grant. Additionally, the Company assumed 157,949 stock options in connection with the acquisition of Midtown. These options were not issued from the options available under the Stock Incentive Plans, but were approved in connection with the acquisition.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(11)	Stockholders’ Equity, continued

A summary status of the Company’s stock options as of December 31, 2017 and 2016, and changes during the years, are presented below:

	2017		2016
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding, beginning of year	282,799	$10.32	282,332	$10.01
Granted	65,000	$13.49	50,000	$12.75
Forfeited	-	-	(38,000)	$10.40
Expired	-	-	(11,533)	$11.33
Outstanding, end of year	347,799	$10.91	282,799	$10.32
Options exercisable at year end	240,466	$9.93	210,649	$9.60

The fair value of stock options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2017	2016
Dividend yield	1%	1%
Expected volatility	9%	11%
Risk-free interest rate	2.20%	1.27%
Expected term (in years)	6.5	6.5
Weighted average fair value	$1.39	$1.27

Because the Bank does not have a volatility factor for its common stock, it has used a calculated banking sector index based on the volatilities of publicly traded community bank stocks. Unrecognized compensation expense related to stock options was approximately $54,000 as of December 31, 2017 and is expected to be recognized over the remaining vesting period of approximately two years. The weighted average contractual term of stock options outstanding and exercisable at December 31, 2017 is approximately 3.70 years.

Stock Repurchase

During 2016, the Board of Directors of the Company approved the repurchase of 473,208 shares of the Company’s stock at a price of $12.50 per share. These shares are being held as treasury stock.

(12)	Employee Benefit Plans

Defined Contribution Plan

The Bank sponsors the First Landmark Bank 401(k) Profit Sharing Plan that covers full-time employees (no age restriction) who are eligible to participate on the first entry date (that is, the first day of each month) on, or immediately following, the date of employment. The Bank makes Safe Harbor Matching contributions which match 100% of employee contributions up to 4%. The Bank will make Profit Sharing contributions to the plan at the discretion of the Board of Directors. Bank contributions to the plan were approximately $313,000 and $271,000 for the years ended December 31, 2017 and 2016, respectively.

Supplemental Executive Retirement Plan

The Company established a Supplemental Executive Retirement Plan for certain key officers whereby benefits are payable at their retirement age for a period up to fifteen years after retirement. The present value of the estimated liability is being accrued over the expected remaining years of employment. The Company expensed approximately $103,000 and $94,000 for the years ended December 31, 2017 and 2016, respectively, under this plan.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(13)	Dividend Restrictions

Banking regulations restrict the amount of dividends the Bank may pay without obtaining prior approval. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of the Bank’s total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends from the Bank. At December 31, 2017, the maximum amount of dividends that could be paid by the Bank without regulatory approval was approximately $3,796,000.

(14)	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

In July 2013, the Federal bank regulatory agencies issued a final rule that revised their risk-based capital requirements and the method for calculating components of capital and of computing risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies. The rule established a new common equity Tier 1 minimum capital requirement, increased the minimum capital ratios and assigns a higher risk weight to certain assets based on the risk associated with these assets. The final rule includes a transition period that implements the new regulations over a five year period. These changes were phased in beginning in January 2015. Management continues to evaluate this final rule and its potential impact on the Bank and the Company. Preliminary assessments indicate that the Bank will continue to exceed all regulatory capital requirements under the phased in requirements of the new rule.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total common equity Tier 1, total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets. Management believes, as of December 31, 2017 and 2016, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2017 and 2016, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum common equity Tier 1 risk-based, total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the institution’s category.

The Bank’s actual capital amounts and ratios as of December 31, 2017 and 2016 are also presented below.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2017:	(Dollars in 000’s)
Common Equity Tier 1 (to Risk-Weighted assets)	$62,791	11.10%	$25,466	4.50%	$36,784	6.50%
Total Capital to Risk-Weighted Assets	$68,076	12.03%	$45,273	8.00%	$56,591	10.00%
Tier I Capital to Risk-Weighted Assets	$62,791	11.10%	$33,955	6.00%	$45,273	8.00%
Tier I Capital to Average Assets	$62,791	10.69%	$23,502	4.00%	$29,378	5.00%

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(14)	Regulatory Matters

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2016:	(Dollars in 000’s)
Common Equity Tier 1 (to Risk-Weighted assets)	$49,292	9.98%	$22,222	4.50%	$32,099	6.50%
Total Capital to Risk-Weighted Assets	$54,445	11.03%	$39,506	8.00%	$49,383	10.00%
Tier I Capital to Risk-Weighted Assets	$49,292	9.98%	$29,630	6.00%	$39,506	8.00%
Tier I Capital to Average Assets	$49,292	9.29%	$21,228	4.00%	$26,535	5.00%

(15)	Related Party Transactions

The Bank conducts transactions with directors and executive officers, including companies in which they have beneficial interest, in the normal course of business. It is the policy of the Bank that loan transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time for comparable loans to other persons. The following is a summary of activity for related party loans for 2017:

Beginning balance	$6,212,737
Loans advanced	1,236,130
Repayments	(2,804,842)
Ending balance	$4,644,025

The aggregate amount of deposits of directors and executive officers and their affiliates amounted to approximately $22,244,000 and $36,009,000 at December 31, 2017 and 2016, respectively.

(16)	Commitments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments could include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

In most cases, the Bank requires collateral or other security to support financial instruments with credit risk.

	2017	2016
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$139,759,000	147,447,000
Standby letters of credit	$2,884,000	3,545,000

Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management’s credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(16)	Commitments, continued

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Bank had commitments from other financial institutions that allow the Bank to purchase federal funds from them totaling $37,000,000 as of December 31, 2017 and 2016. At December 31, 2017 and 2016, the Bank had no federal funds purchased outstanding.

(17)	Fair Value Measurements and Disclosures

The Company utilizes fair value measurements to record fair value adjustments to certain assets.  Investment securities available-for-sale are recorded at fair value on a recurring basis.

Fair Value Hierarchy

The Company groups assets at fair value in three levels, based on the markets in which the assets are traded and the reliability of the assumptions used to determine fair value.  These levels are:

Level 1 –	Valuation is based upon quoted prices for identical instruments traded in active markets.
Level 2 –

Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 –

Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset.  Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Following is a description of valuation methodologies used for assets which are recorded at fair value.

Investment Securities Available-for-Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis.  Fair value measurement is based upon quoted prices, if available.  If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.  Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange and U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter market funds.  Level 2 securities include mortgage-backed securities issued by government sponsored enterprises and state, county and municipal bonds.  Securities classified as Level 3 include asset-backed securities in less liquid markets.

Loans

The Company does not record loans at fair value on a recurring basis.  However, from time to time, a loan is considered impaired and a specific allocation is established within the allowance for loan losses.  Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired.  Once a loan is identified as individually impaired, management measures impairment using one of three methods, including collateral value, market value of similar debt, and discounted cash flows.  Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans.  Impaired loans in which an allowance is established based on the fair value of collateral require classification in the fair value hierarchy.  When the fair value of the collateral is based on an observable market price, the Company records the impaired loan as nonrecurring Level 2.  When an appraised value is utilized or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3.

Landmark Bancshares, Inc. and Subsidiary

Notes to Consolidated Financial Statements, continued

(17)	Fair Value Measurements and Disclosures, continued

Assets Recorded at Fair Value on a Recurring Basis

The table below presents the recorded amount of assets measured at fair value on a recurring basis as of December 31, 2017 and 2016 (in 000’s):

December 31, 2017:	Level 1	Level 2	Level 3	Total
State, county and municipals	$-	28,497	-	28,497
Mortgage-backed securities	-	43,488	-	43,488
	$-	71,985	-	71,985
December 31, 2016:
State, county and municipals	$-	32,949	-	32,949
Mortgage-backed securities	-	45,000	-	45,000
Corporate obligations	-	4,613	-	4,613
	$-	82,562	-	82,562

Assets Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles.  These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period.  Assets measured at fair value on a nonrecurring basis are included in the table below as of December 31, 2017 and 2016 (in 000’s):

December 31, 2017:	Level 1	Level 2	Level 3	Total
Impaired loans	$-	-	2,999	2,999
December 31, 2016:
Impaired loans	$-	-	4,567	4,567